                                                                   Exhibit 22.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-71069 and 33-59675) and in the Registration Statements on Form S-8 (Nos. 2-98168, 33-36082, 33-35379, 33-49898, 33-57606, 33-54785, 33-62805, 333-8811, 333-32059,
333-32463, 333-70977, 333-50953, 333-56921, 333-58517, 333-61615, 333-65367,
333-69115) of EG&G, Inc. of our report dated April 9, 1998, relating to the consolidated financial statements of Lumen Technologies, Inc. (formerly BEC Group, Inc.), which are included in the Current Report on Form 8-K/A, Amendment No. 3, of EG&G, Inc.



/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
March 30, 1999